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                        CONSULTING AGREEMENT


     THIS IS A CONSULTING AGREEMENT (hereinafter referred to as "Agreement") made as of this third day of December, 1997, by and between CDI Corp., a Pennsylvania corporation (hereinafter referred to as "CDI"; as the context requires in this Agreement, "CDI" will also refer to CDI Corp.'s subsidiary, CDI Corporation) and Edgar D. Landis (hereinafter referred to as "Landis").

                             Background

     A. Landis currently serves as a member of CDI Corp.'s Board of Directors and until recently served as CDI s Executive Vice President and Chief Financial Officer and as a director and/or officer of numerous CDI subsidiaries; and

     B. Landis and CDI entered into an employment agreement as of April 30, 1973 (hereinafter referred to as the "Employment Agreement"), which governs the terms of Landis employment with CDI; and

     C. Landis will retire from CDI and its subsidiaries as of December 31, 1997 and the Employment Agreement will terminate at that time; and

     D. Landis and CDI desire to set forth in writing the consulting arrangement to which Landis and CDI have agreed, Landis agreement not to compete with CDI, and Landis release and waiver of claims against CDI.


                            Agreement

     NOW, THEREFORE, for and in consideration of the mutual promises and undertakings set forth below, the sufficiency of which is hereby acknowledged by both parties, and intending to be legally bound hereby, CDI and Landis agree as follows:

      1.  Term; Termination of Employment Agreement.

          (a) The term of this Agreement shall commence as of January 1, 1998, and, unless sooner terminated in accordance with Section 8, shall terminate on December 31, 2002.

          (b) Effective as of December 31, 1997, Landis will retire from employment with CDI. Effective as of November 10, 1997, Landis has resigned as Executive Vice President and Chief Financial Officer of CDI and as a director and officer of all direct and indirect subsidiaries of CDI (but not as a director of CDI Corp.). Landis will
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                                                                     86


remain an employee of CDI through December 31, 1997 under the current terms and conditions of the Employment Agreement. CDI and Landis agree that Landis employment under the Employment Agreement will terminate on December 31, 1997.

          (c) CDI shall pay Landis a bonus of $200,000 for services rendered by Landis during 1997 within two weeks after the delivery of audited financial statements to CDI for 1997.

          (d) Following Landis termination of employment from CDI, Landis, with such assistance from CDI as he may reasonably request, may choose supplemental Medicare coverage (the "Insurance Policy") at a cost that is reasonably acceptable to CDI. For the period January 1998 through June 30, 1999, CDI will reimburse Landis for the same percentage of the premiums for the Insurance Policy that CDI contributed toward Landis medical insurance coverage under the CDI group health insurance plan in effect for CDI's active employees immediately prior to his termination of employment from CDI.

          (e) CDI shall pay Landis, on or before January 9, 1998, for all of Landis earned but unused PDO s as of December 31, 1997 and for all PDO s accrued through December 31, 1997. Payment for such days will be based on Landis salary level as of December, 1997.

      2. Consulting Services. During the 1998 calendar year, Landis will render up to twenty (20) days of consulting services to CDI. These services will be rendered at the request of the Chief Executive Officer or the then Chief Financial Officer of CDI at times reasonably convenient to Landis. In consideration for the consulting services, CDI will pay Landis $80,000, such amount to be payable in two equal installments of $40,000, each, on or before January 9, 1998 and July 1, 1998. CDI will also reimburse Landis for all necessary and reasonable business expenses incurred by Landis in connection with his performance of the consulting services.

      3. Board Service. Landis agrees to continue to serve as a director of CDI Corp. for the remainder of the term to which he has been elected. Landis shall be compensated for his service on the Board in the same manner as other outside directors, i.e., 1,334 stock options (if permissible under CDI s stock option program for director compensation and under applicable securities rules; otherwise Landis will be paid $6,667) plus attendance fees.

      4. Confidentiality. Landis acknowledges that during his term of employment with CDI he has had access to confidential information of both a technical nature and of a sensitive nature relating to CDI and its customers. Landis acknowledges that such confidential information is proprietary, material and important to CDI and its non-disclosure is essential to the effective and successful conduct of CDI's business. Landis agrees that during and after the term of this Agreement he will hold all of this confidential information in the strictest confidence
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and will not use any of it for any purpose and will not publish, disseminate, disclose or otherwise make any such confidential information available to any third party, except as may be required in connection with the performance of the consulting services contemplated under Section 2 of this Agreement, or if CDI gives Landis prior written consent to use such confidential information. Landis further agrees to return to CDI upon request all CDI property and any other items that in any way incorporate, embody or reflect any confidential information.

      5. Non-Competition Obligations. Landis represents and warrants that his experience and capabilities are such that the provisions of this Section 5 will not prevent him from earning his livelihood, and acknowledges that it would cause CDI serious and irreparable injury and cost if Landis were to use his ability and knowledge in competition with CDI or to otherwise breach the obligations contained in this Section 5.

          (a) Landis acknowledges that it is essential for CDI's protection that Landis be restrained following the termination of Landis employment with, and consulting for, CDI from soliciting or inducing any of CDI's officers and management employees to leave CDI's employ, hiring or attempting to hire any of CDI's officers or management employees, soliciting CDI's customers and suppliers for a competitive purpose, and competing against CDI for a reasonable period of time.

          (b) For the five-year term of this Agreement, Landis agrees not to:

               (i) own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing or control of, or be connected, directly or indirectly, as proprietor, partner, shareholder, director, officer, executive, employee, agent, creditor, consultant, independent contractor, joint venturer, investor, representative, trustee or in any other capacity or manner whatsoever with any entity that engages or intends to engage in any Competing Business anywhere in the world; but ownership of not more than one percent (1%) of the outstanding stock of any publicly traded company will not constitute a violation of this provision. "Competing Business" means any business or other enterprise which engages in any business conducted by CDI at the date of this Agreement or at any time during the period Landis renders consulting services hereunder; and

               (ii) directly or indirectly, solicit, interfere with or attempt to entice away from CDI, any officer or management employees of CDI or anyone who was one of CDI's officers or management employees within 12 months prior to such contact, solicitation, interference or enticement; and

               (iii) contact, solicit, interfere with or attempt to entice away from CDI, any customer on behalf of a Competing Business.

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                                                                     88


          (c) References in this Section 5 to CDI shall include CDI, its subsidiaries, divisions and affiliates.

          (d) Landis acknowledges that in the event of a breach or threat of a breach of any portion of this Section 5, CDI's remedies at law will be inadequate, and in any such event CDI will be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the provisions hereof, in addition to any other remedy to which CDI may be entitled at law or equity.

      6.  Non-Competition Consideration.  Subject to paragraphs (b) and
(c) below, CDI will make the payments described in paragraph (a) below provided that Landis has complied with his non-competition obligations under Section 5 above:

          (a)  Commencing on March 31, 1998, and on each June 30,
September 30, December 31 and March 31 thereafter up to and including December 31, 2002, CDI will pay Landis the sum of $25,000.

          (b) If at any time Landis fails to comply with his obligations under Section 5 hereof, and such failure is not cured within thirty (30) days following notice from CDI of such failure, CDI's obligation to make any further payments under Section 6(a) shall cease and terminate forever. CDI's right to cease such payments upon a breach by Landis of his obligations under Section 5 shall not constitute CDI's sole remedy for such breach, and Landis acknowledges that in the event of a breach of Section 5 of this Agreement, CDI shall remain entitled to an injunction to prevent further breaches of the Agreement and to enforce specifically the provisions hereof and to all other remedies available at law or in equity for such breach.

          (c)  CDI's obligations to make any further payments under this
Section 6 shall cease and terminate forever upon Landis' death.

      7. Release. Landis hereby, on behalf of himself, his descendants, ancestors, dependents, heirs, executors, administrators, assigns and successors, covenants not to make any claim or initiate any lawsuit, and fully and forever releases and discharges CDI and its subsidiaries, affiliates, divisions, successors, and assigns, together with its past and present directors, officers, agents, attorneys, insurers, employees, stockholders, and representatives (hereinafter collectively referred to as the "CDI Group"), from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders or liabilities of whatsoever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected which Landis now owns or holds or has at any time heretofore owned or held against the CDI Group, arising out of or in any way connected with Landis employment with CDI, or the cessation of that employment, or any other
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                                                                     89


transactions, occurrences, acts or omissions or any loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the CDI Group committed or omitted prior to the date of this Agreement, including, but not limited to claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, any other federal, state or local statute or ordinance which deals with discrimination or any claim for severance pay, bonus, salary, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit or disability benefit. This release and waiver of claims will not apply with respect to (i) amounts payable to Landis with respect to his employment through December 31, 1997 under the Employment Agreement,
(ii) any vested benefits due Landis under any CDI Corp. benefit plan, or
(iii) any amounts payable to Landis under this Agreement.

      8. Taxes. The parties agree that Landis will perform the consulting services contemplated by Section 2 of this Agreement as an independent contractor, and that the parties will not take a position on their tax returns (both federal and state, income and employment) inconsistent with this position. Landis warrants and agrees that he is responsible for any federal, state, and local taxes which may be owed by him by virtue of the receipt of any portion of the consideration paid hereunder and agrees to fully indemnify CDI from and against any and all claims by any governmental authority relating to Landis failure to fully pay such taxes.

      9. Termination. The consulting arrangement shall automatically terminate upon Landis death or his inability to perform the consulting services requested of him due to his complete or partial disability.
CDI shall also have the right to terminate this Agreement if Landis breaches the provisions of this Agreement in any material respect; provided, however, that a termination of this Agreement by CDI shall not be effective unless CDI provides written notice to Landis of its intention to terminate this Agreement due to Landis breach and Landis fails, to the reasonable satisfaction of CDI, to cure the defects stated in such written notice within thirty (30) days after the notice was given to Landis.

     10. Legal Advice. Landis acknowledges that he has been encouraged to seek the advice of an attorney of his choice in regard to this Agreement. Landis hereby acknowledges that he understands the significance and consequences of this Agreement and represents that the terms of this Agreement are fully understood and voluntarily accepted by him.

     11. Drafting. Both Landis and CDI have cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

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                                                                     90


     12. Revocation Period. Landis acknowledges that he was given at least twenty-one (21) days to consider (while remaining free to execute the Agreement at an earlier point in time) the terms of this Agreement prior to his signing it. Landis further understands that he may revoke this Agreement any time up to seven (7) days following the date he signs the Agreement by giving written notice of such revocation to CDI. Such notice must be dated no later than the seventh (7th) day following the date on which he signed the Agreement and must be received promptly thereafter by CDI.

     13. Counterparts; Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only.

     14. Entire Agreement. This Agreement constitutes the entire agreement concerning all subject matters addressed herein. This Agreement supersedes and replaces all prior negotiations. All agreements, proposed or otherwise, whether written or oral, concerning all subject matters covered herein are incorporated into this Agreement. If any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it will be deemed reformed to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. Any such determination of unenforceability or subsequent reformation will not affect any other provision or application of this Agreement which can be given effect without the unenforceable or reformed provision and will not invalidate, render unenforceable or require the reformation of such provision in any other jurisdiction. The time period for Landis's obligations contained in
Section 5 of this Agreement will be extended beyond the time period specified therein by the length of time, if any, during which he has been in breach (as determined by a court of competent jurisdiction in a final, nonappealable judgment, ruling or order or by an arbitration) of the provisions in Section 5.

     15. Notices. All notices required or permitted hereunder shall be made in writing by hand-delivery, certified or registered first-class mail or air courier guaranteeing overnight delivery to the other party at the following addresses:


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                                                                     91


     To CDI:       CDI Corp.
                   1717 Arch Street, 35th Floor
                   Philadelphia, PA  19103-2768
                   Attention:  General Counsel


     To Landis:    Mr. Edgar D. Landis
                   222 Church Road
                   Ardmore, PA 19003


or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received when delivered by hand, if personally delivered; on the fourth (4th) day next succeeding the date of mailing if sent by certified or registered first-class mail, and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.



ATTEST:                            CDI CORP.


                                   By:
------------------------------        -------------------------------
                                       Mitch Wienick
                                       President and
                                       Chief Executive Officer




WITNESS:



------------------------------     ----------------------------------
                                       Edgar D. Landis